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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HTTP TECHNOLOGY, INC.

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  Under Section 102 of the General Corporation Law of the State of Delaware

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         FIRST:       The name of the corporation is HTTP TECHNOLOGY, INC.

         SECOND:      The address of the Corporation's registered office in the
State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:       The purpose for which the Corporation is organized is to
engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:      The Corporation shall have authority to issue a total of
Three Thousand (3,000) shares of common stock, par value $.001 per share.

         FIFTH:       The name and mailing address of the sole incorporator are:
Dawn Sprauve, Salans Hertzfeld Heilbronn Christy & Viener, 620 Fifth Avenue, New York, New York 10020.

         SIXTH:       In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors of the Corporation is authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SEVENTH:     Election of directors of the Corporation need not be by
ballot unless the By-Laws so require.

         EIGHTH:      Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors,

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and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH:       To the fullest extent that the General Corporation Law of
the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending or repealing any of the provisions of this ARTICLE NINTH shall apply to, or have any effect on the liability or alleged liability of, any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

         TENTH:       The Corporation reserves the right to amend, alter or
repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

         ELEVENTH:    The Corporation shall not be subject to the provisions of
Section 203 of Title 8 of the Delaware Code regarding business combinations with interested stockholders.

         THE UNDERSIGNED, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate on September 19, 2000 and hereby acknowledges that it is his act and deed and that the facts stated herein are true.


                                    /s/ DAWN SPRAUVE
                                    ------------------------------------
                                    Dawn Sprauve
                                    Sole Incorporator
                                    Salans Hertzfeld Heilbronn Christy & Viener
                                    620 Fifth Avenue
                                    New York, New York 10020


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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              HTTP TECHNOLOGY, INC.


         HTTP TECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST:       That the name of the Corporation is: HTTP TECHNOLOGY, INC.

         SECOND:      That the Certificate of Incorporation was filed with the
Secretary of State of Delaware on the 22nd day of September, 2000.

         THIRD:       That the statement, in Article FOURTH of the Certificate
of Incorporation, of the number of shares of common stock, par value $.001, the Corporation is authorized to issue, is hereby amended as follows:

         "FOURTH: The Corporation shall have authority to issue a total of One Hundred Million (100,000,000) shares of common stock, par value $.001 per share."

         FOURTH:      That the amendments to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officer this 17th day of November, 2000.

                                          HTTP TECHNOLOGY, INC.



                                          /s/ STEFAN ALLESCH-TAYLOR
                                          ---------------------------------
                                          Stefan Allesch-Taylor
                                          President and Chief Executive Officer